                                                                   Exhibit 10.18

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                             FOR COMPANY EMPLOYEES

                            UNDER THE MONROE, INC.
                     1998 STOCK OPTION AND INCENTIVE PLAN

          IF THIS STOCK OPTION IS GRANTED IN TANDEM WITH STOCK
          APPRECIATION RIGHTS, THEN, UPON THE EXERCISE OF ANY OF SUCH STOCK APPRECIATION RIGHTS, AN EQUAL NUMBER OF OPTION SHARES SHALL AUTOMATICALLY TERMINATE AND SHALL NO LONGER BE
          EXERCISABLE.

          Check box if granted in tandem with SAR's .....  [_]

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:

Grant Date:
Expiration Date:


     Pursuant to the Monroe, Inc. 1998 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Monroe, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the "Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

     1.   Vesting Schedule.  No portion of this Stock Option may be exercised
          ----------------
until such portion shall have vested. Except as set forth below, and subject to the discretion of the Committee (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated:

             Number of
             ---------
     Option Shares Exercisable               Vesting Date
     -------------------------               ------------

     In the event of a Change of Control of the Company, as defined in Section 17 of the Plan, this Stock Option shall become immediately vested and exercisable in full, whether or not this Stock Option or any portion hereof is vested and exercisable at such time. Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

     2.   Manner of Exercise.
          ------------------

          (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Committee of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

     Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

     The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

          (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

     3.   Termination of Employment.  If the Optionee's employment by the
          -------------------------
Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

          (a) Termination Due to Death.  If the Optionee's employment terminates
              ------------------------
by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

          (b) Termination Due to Disability.  If the Optionee's employment
              -----------------------------
terminates by reason of Disability (as defined in the Plan), any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

          (c) Termination for Cause.  If the Optionee's employment terminates
              ---------------------
for Cause (as defined in the Plan), any Option held by the Optionee shall terminate immediately and be of no further force and effect.

          (d) Other Termination.  If the Optionee's employment terminates for
              -----------------
any reason other than death, Disability or Cause, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Committee's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

     4.   Incorporation of Plan.  Notwithstanding anything herein to the
          ---------------------
contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

     5.   Transferability.  This Agreement is personal to the Optionee, is non-
          ---------------
assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

     6.   Tax Withholding.  The Optionee shall, not later than the date as of
          ---------------
which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. If the Optionee is a director or officer of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, then the following restrictions shall apply to such elections:

          (iii) such election shall be made either at least six months prior to the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, or during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date;

          (iv)   such election shall be irrevocable; and

          (v) such election shall be subject to the consent or disapproval of the Committee.

     7.   Miscellaneous.
          -------------

          (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

          (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

          (c) Pursuant to Section 13 of the Plan, the Committee may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

                                    MONROE, INC.


                                    By: ___________________________
                                        Name:
                                        Title:


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.


Dated: _________________________    _______________________________
                                    Optionee's Signature

                                    Optionee's name and address:

          `                         _______________________________

                                    _______________________________

                                    _______________________________